2007-2008 Saskatchewan Provincial Budget

Hon. Rod Gantefoer Minister of Finance	Supplementary Estimates March 2008

SASKATCHEWAN

Supplementary Estimates - March
For the Fiscal Year
Ending March 31
2008

General Revenue Fund Supplementary Estimates - March Table of Contents
Introduction	3

Schedules
Statement of Operations and Accumulated Deficit	4
Statement of Change in Net Debt	4
Fiscal Stabilization Fund	5
Saskatchewan Infrastructure Fund	5
Schedule of Operating Appropriation and Expense	5
Summary of 2007-08 Supplementary Budgetary Appropriation	6
Schedule of Capital Appropriation	7
Schedule of Appropriation by Classification	8
Schedule of Lending and Investing Disbursements	9
Debt Redemption	9

Budgetary Expenditure - Executive Branch of Government
Agriculture	11
Corrections, Public Safety and Policing	11
Education	11
Environment	11
Executive Council	12
Health	12
Highways and Infrastructure	12
Highways and Infrastructure Capital	13
Information Technology Office	13
Justice and Attorney General	13
Public Service Commission	13
Tourism, Parks, Culture and Sport	14

Budgetary Expenditure - Legislative Branch of Government
Children's Advocate	14

Lending and Investing Activities
Agriculture	14
Summary - Budgetary Expenditure	14
Amortization	15

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Introduction

The 2007-08 Supplementary Estimates – March are prepared in accordance with The Financial Administration Act, 1993. They are requests for additional funding from the General Revenue Fund (GRF) that were not included in the main Estimates presented with the Government’s 2007-08 Budget and the Supplementary Estimates – December presented at mid-year.

The funding requests reflect the additional commitments that the government has or will undertake during the fiscal year. The requested funding is the net amount required by a ministry after reallocating voted appropriations not required in other areas of the ministry.

The Supplementary Estimates – March contain financial statements and schedules similar in format to those included in the main Estimates and incorporate estimated changes in revenue, expense and loan disbursements.

The detail section of the Supplementary Estimates – March follows the similar Vote (ministry), subvote (major program area) and allocation (component of a subvote) as the main Estimates with the exception of the programs reorganized under The Government Organization Act.

The subvote descriptions provided in the main Estimates apply to the Supplementary Estimates – March. Subvote descriptions may be expanded by the explanation for the additional funding provided in the Supplementary Estimates.

Subvote descriptions for new subvotes are incorporated into the explanation for the additional funding.

The Principles and Concepts, Accounting Policies and Glossary of Terms outlined in the main Estimates apply to the Supplementary Estimates – March.

The Supplementary Estimates – March is the second Supplementary Estimates provided in 2007-08. The schedules include revised estimated amounts identified in both Supplementary Estimates. Column headings in the schedules identified as “December Estimated” or “March Estimated” refer to the amount in the applicable 2007-08 Supplementary Estimates.

Statement of Operations and Accumulated Deficit
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08		Change 2007-08
Revenue	7,869,300	9,395,200		1,525,900
Operating Expense	7,789,730	8,171,838		382,108
Operating Surplus	79,570	1,223,362		1,143,792
Debt Servicing	(560,000)	(530,000)		30,000
Pre-Transfer Surplus	(480,430)	693,362		1,173,792
Transfer from (to) Fiscal Stabilization Fund	509,872	(346,681)		(856,553)
Net Transfer from (to) Saskatchewan Infrastructure Fund	45,558	--		(45,558)
Surplus for the Year	75,000	346,681		271,681
Accumulated Deficit, Beginning of Year	(4,223,872)	(4,001,226	) [1]	222,646
Accumulated Deficit, End of Year	(4,148,872)	(3,654,545)		494,327
[1]	This amount represents the accumulated deficit at March 31, 2007 as shown in the 2006-07 Public Accounts.

Statement of Change in Net Debt
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08		Change 2007-08
Annual Surplus	75,000	346,681		271,681
Acquisition of Capital Assets	(297,643)	(322,993)		(25,350)
Amortization of Capital Assets	151,155	143,996		(7,159)
(Increase) Decrease in Net Debt from Operations	(71,488)	167,684		239,172
Net Debt at Beginning of Year	(6,710,950)	(6,445,669	) [1]	265,281
Net Debt at End of Year	(6,782,438)	(6,277,985)		504,453
[1]	This amount represents the net debt at March 31, 2007 as shown in the 2006-07 Public Accounts.

Fiscal Stabilization Fund
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Fiscal Stabilization Fund, Beginning of Year	887,500	887,500	--
Transfer from (to) General Revenue Fund	(509,872)	346,681	856,553
Fiscal Stabilization Fund, End of Year	377,628	1,234,181	856,553
The balance remaining in the Fund will be combined with the balance remaining in the Saskatchewan Infrastructure Fund and transferred to the Growth and Financial Security Fund upon The Growth and Financial Security Act coming into force. The balances are invested in short and medium term marketable securities.

Saskatchewan Infrastructure Fund
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Saskatchewan Infrastructure Fund, Beginning of the Year	97,914	105,090	7,176
Transfer from (to) General Revenue Fund	(45,558)	--	45,558
Saskatchewan Infrastructure Fund, End of Year	52,356	105,090	52,734
The balance remaining in the Fund will be combined with the balance remaining in the Fiscal Stabilization Fund and transferred to the Growth and Financial Security Fund upon The Growth and Financial Security Act coming into force. The balances are invested in short and medium term marketable securities.

Schedule of Operating Appropriation and Expense
(in thousands of dollars)
	Original	Supplementary				Revised
	Estimated 2007-08	December 2007-08	March 2007-08	Adjustments 2007-08		Estimated 2007-08
Operating Appropriation	7,966,392	225,255	142,020	47,342	[1]	8,381,009
Acquisition of Capital Assets	(297,643)	(23,283)	(9,000)	6,933		(322,993)
Amortization of Capital Assets	120,981 [2]	(3,413)	(3,746)	--		113,822 [2]
Operating Expense	7,789,730	198,559	129,274	54,275		8,171,838
[1]	The estimated adjustments represent changes in forecasted statutory appropriations, net transfers between capital and non-capital appropriations, forecasted savings and capital appropriation carried over from the previous fiscal year permitted by The Appropriation Act, 2007 (No. 3).
[2]	Total capital amortization of government owned assets excludes amortization incurred by service providers such as the Ministry of Government Services that is recovered from voted appropriation through billing client ministries ($23,650K) and from non-GRF organizations ($6,524K).

Summary of 2007-08 Supplementary Budgetary Appropriation
(in thousands of dollars)
	December Supplementary Estimated 2007-08	March Supplementary Estimated 2007-08	Total Additional Appropriation 2007-08
Executive Branch of Government
Advanced Education, Employment and Labour	16,270	--	16,270
Agriculture	--	14,505	14,505
Corrections, Public Safety and Policing	48,278	3,585	51,863
Education	28,219	16,300	44,519
- Teachers' Pensions and Benefits	5,486	--	5,486
Energy and Resources	23,322	--	23,322
Environment	--	7,231	7,231
Enterprise and Innovation	4,764	--	4,764
Executive Council	258	3,645	3,903
Finance	408	--	408
- Public Service Pensions and Benefits	3,682	--	3,682
First Nations and Métis Relations	17,723	--	17,723
Health	28,136	65,000	93,136
Highways and Infrastructure	19,878	1,000	20,878
Highways and Infrastructure Capital	2,500	9,000	11,500
Information Technology Office	43	197	240
Justice and Attorney General	2,512	1,375	3,887
Municipal Affairs	206	--	206
Office of the Provincial Secretary	200	--	200
Public Service Commission	9,381	15,000	24,381
Tourism, Parks, Culture and Sport	13,989	4,982	18,971

Legislative Branch of Government
Children's Advocate	--	200	200
Operating	225,255	142,020	367,275

Schedule of Capital Appropriation
(in thousands of dollars)
	Original Restated	---- Supplementary ----			Revised
Capital Asset Acquisitions	Estimated 2007-08 [1]	December 2007-08	March 2007-08	Adjustments 2007-08 [2]	Estimated 2007-08
Advanced Education, Employment and Labour	1,200	4,800	--	--	6,000
Agriculture	250	--	--	--	250
Chief Electoral Officer	125	--	--	--	125
Corrections, Public Safety and Policing	28,032	15,183	--	(5,856)	37,359
Environment	12,872	--	--	(408)	12,464
Finance	600	--	--	500	1,100
Government Services	28,756	--	--	(1,171)	27,585
Health	17,975	--	--	--	17,975
Highways and Infrastructure	11,081	--	--	(801)	10,280
Highways and Infrastructure Capital	185,305	2,500	9,000	1,948 [3]	198,753
Information Technology Office	250	--	--	--	250
Justice and Attorney General	4,362	800	--	--	5,162
Legislative Assembly	15	--	--	(15)	--
Provincial Auditor	72	--	--	--	72
Social Services	1,900	--	--	(1,130)	770
Tourism, Parks, Culture and Sport	4,848	--	--	--	4,848
Capital Asset Acquisitions	297,643	23,283	9,000	(6,933)	322,993
Capital Transfer Payments
Advanced Education, Employment and Labour
Post-Secondary Facilities	10,429	7,981	--	--	18,410
French Language Institute	350	--	--	--	350
Education
School Facilities	18,326	--	13,100	--	31,426
French Language Education Capital	2,237	--	--	--	2,237
Child Care Facilities	2,500	--	--	5,250	7,750
Environment
Saskatchewan Watershed Authority
- Water Infrastructure Rehabilitation	2,662	--	--	--	2,662
Health
Health Facilities	36,472	--	--	7,300	43,772
Medical Equipment	22,100	24,700	--	(12,800)	34,000
Highways and Infrastructure
Canada Strategic Infrastructure Fund	2,376	--	--	--	2,376
Canada-Saskatchewan Infrastructure Program	11,500	--	--	--	11,500
Municipal Resource Roads	5,000	--	--	--	5,000
Municipal Affairs
Rural Revenue Sharing - Roads and Other Infrastructure	5,750	--	--	--	5,750
Rural Municipal Primary Weight Corridors Program	5,000	--	--	--	5,000
Transit Vehicles for the Disabled	275	--	--	--	275
Municipal Rural Infrastructure Fund - Phase 1	21,715	--	--	--	21,715
Municipal Rural Infrastructure Fund - Phase 2	16,000	--	--	--	16,000
Urban Development Agreements	1,582	--	--	--	1,582
New Deal for Cities and Communities	32,364	--	--	--	32,364
Public Transit Program	510	--	--	--	510
Tourism, Parks, Culture and Sport
Building Communities	40,000	789	--	(267)	40,522
Capital Transfer Payments	237,148	33,470	13,100	(517)	283,201
Capital Appropriation	534,791	56,753	22,100	(7,450)	606,194
[1]	The original restated amounts reflect the November 2007 government reorganization.
[2]	The estimated adjustments represent transfers between capital and non-capital appropriations and forecasted savings.
[3]	This amount represents capital appropriation carried over from the previous fiscal year as authorized by The Appropriation Act, 2007 (No.3) less the amount to be carried over into the 2008-09 fiscal year.

Schedule of Appropriation by Classification
(Supplementary Estimates - March)
(in thousands of dollars)
	Government Delivered Programs				Transfers
		Supplier			Transfers for Public Service
Vote	Salaries	and Other Payments	Pensions/ Benefits	Capital	Operating	Pensions/ Benefits	Capital	Transfers to Individuals	Total

Executive Branch of Government
Agriculture	250	--	--	--	--	--	--	14,255	14,505
Corrections, Public Safety and Policing	--	--	--	--	3,585	--	--	--	3,585
Education	--	--	--	--	--	--	13,100	3,200	16,300
Environment	--	--	--	--	7,231	--	--	--	7,231
Executive Council	3,356	289	--	--	--	--	--	--	3,645
Health	--	--	--	--	65,000	--	--	--	65,000
Highways and Infrastructure	--	1,000	--	--	--	--	--	--	1,000
Highways and Infrastructure Capital	--	--	--	9,000	--	--	--	--	9,000
Information Technology Office	197	--	--	--	--	--	--	--	197
Justice and Attorney General	355	1,020	--	--	--	--	--	--	1,375
Public Service Commission	--	--	--	--	--	--	--	15,000	15,000
Tourism, Parks, Culture and Sport	--	--	--	--	4,982	--	--	--	4,982
Legislative Branch of Government
Children's Advocate	200	--	--	--	--	--	--	--	200
Supplementary Operating Appropriation	4,358	2,309	--	9,000	80,798	--	13,100	32,455	142,020

Schedule of Lending and Investing Disbursements
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Crown Corporations - Loans
Vote
147 Agricultural Credit Corporation of Saskatchewan	--	2,000	2,000
151 Municipal Financing Corporation of Saskatchewan	--	8,900	8,900
154 Saskatchewan Opportunities Corporation	26,700	19,100	(7,600)
152 Saskatchewan Power Corporation	475,100	250,000	(225,100)
153 Saskatchewan Telecommunications Holding Corporation	146,400	--	(146,400)
140 Saskatchewan Water Corporation	4,800	8,300	3,500
150 SaskEnergy Incorporated	70,200	121,991	51,791
Crown Corporations - Loans (Statutory)	723,200	410,291	(312,909)
Other - Loans
169 Advanced Education, Employment and Labour	56,000	43,000	(13,000)
144 Enterprise and Innovation	5,600	5,600	--
(formerly named Regional Economic and Co-operative Development)
163 First Nations and Métis Relations (includes Northern Affairs)	2,500	1,300	(1,200)
146 Agriculture	--	27,125	27,125
145 Highways and Infrastructure	1,000	128	(872)
Other - Loans (To Be Voted)	65,100	77,153	12,053
Loans	788,300	487,444	(300,856)
Investments
176 Contributions to Sinking Funds (Statutory)	119,594	127,949	8,355
146 Agriculture - Land (To Be Voted)	400	200	(200)
Investments	119,994	128,149	8,155
Disbursements	908,294	615,593	(292,701)

Debt Redemption
(in thousands of dollars)
	Original Estimated 2007-08	Revised Estimated 2007-08	Change 2007-08
Debt Redemption
Vote
175 Crown Enterprise Share (Statutory)	453,162	464,008	10,846
175 Government Share (Statutory)	419,016	638,240	219,224
	872,178	1,102,248	230,070

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General Revenue Fund
Supplementary Estimates - March
For the Fiscal Year Ending March 31, 2008
$000s To Be Voted
Budgetary Expenditure
Executive Branch of Government
Agriculture - Vote 1
Financial Programs (AG09)
Financial Programs Management	250
Short-Term Hog Loan Program 2008 - Loan Loss Provision	5,435
Short-Term Cattle Loan Program - Loan Loss Provision	8,820

   Additional funding was provided by Special Warrant to administer and provide for loan loss provisions for the newly established Short-Term Hog Loan Program 2008 and the Short-Term Cattle Loan Program to address the escalating costs in the livestock sector. Loans under the Short-Term Cattle Loan Program are provided through the Agricultural Credit Corporation of Saskatchewan.

14,505
Corrections, Public Safety and Policing - Vote 73
Public Safety (CP06)
Protection and Emergency Services	3,585
Additional funding was provided by Special Warrant for provincial payments to communities around Fishing and Waldsea Lakes to undertake flood protection on a cost-shared basis with communities.
3,585
Education - Vote 5
Pre-K-12 Education (ED03)
School Capital Transfers	13,100
Education Property Tax Relief (ED09)
Education Property Tax Relief	3,200

   Additional funding is required to provide for grants to school boards to address approved capital projects on a more timely basis and for increased requirements for the education property tax credit program.

16,300
Environment - Vote 26
Environmental Protection and Water Management (EN11)
Saskatchewan Watershed Authority - Fishing and Waldsea Lakes Emergency Flood Relief	7,231

   Additional funding is required to provide for mitigation costs related to the impacts on fish habitat due to flooding at Fishing and Waldsea Lakes and for the completion of construction and management of berms required for flood protection.

7,231

Supplementary Estimates - March
Continued
$000s To Be Voted
Executive Council - Vote 10
Central Management and Services (EX01)
Executive Management	1,286
Central Services	579
Premier’s Office (EX07)
Premier's Office	314
Chief of Communications (EX03)
Chief of Communications	204
Cabinet Secretariat and Cabinet Planning Unit (EX04)
Cabinet Secretariat	420
Cabinet Planning	527
House Business and Research (EX08)
House Business and Research	315

   Additional funding was provided by Special Warrant for common law severance obligations and leave entitlement payments to former employees of Executive Council and for costs related to the transition of governments.

3,645
Health - Vote 32
Provincial Health Services (HE04)
Provincial Targeted Programs and Services	60,000
Health Quality Council	5,000

   Additional funding is required to establish a nursing recruitment fund and to undertake an evaluation of processes focused on improving quality and achieving efficiencies in the delivery of patient services.

65,000
Highways and Infrastructure - Vote 16
Operation of Transportation System (HI10)
Winter Maintenance	1,000
Additional funding was provided by Special Warrant for higher than expected winter maintenance costs to manage snow and ice control for road safety on provincial highways.
1,000

Supplementary Estimates - March
Continued
$000s To Be Voted
Highways and Infrastructure Capital - Vote 17
Infrastructure Enhancement (HC02)
Highways and Bridges	9,000
Additional funding is required to address public safety concerns and to provide for road construction costs due to the landslide on Highway 16 at Langham.
9,000
Information Technology Office - Vote 74
IT Coordination and Transformation Initiatives (IT03)
Information Technology Coordination	197

   Additional funding is required to provide for the delivery of information technology services under the service delivery agreement with the Ministry of Social Services. The costs are offset by savings in the client ministry that previously provided the service internally.

197
Justice and Attorney General - Vote 3
Central Management and Services (JU01)
Central Services	300
Courts and Civil Justice (JU03)
Court Services	300
Legal and Policy Services (JU04)
Public Prosecutions	225
Boards and Commissions (JU08)
Human Rights Commission	130
Inquiries	420

   Additional funding was provided by Special Warrant for information technology costs, increased cases referred for Court-appointed legal counsel, the David Milgaard Inquiry Report, the judicial review of the
   Stonechild Inquiry and other unanticipated expenditures.

1,375
Public Service Commission - Vote 33
Employee Relations, Policy and Planning (PS04)
Employee Relations, Policy and Planning	15,000
Additional funding is required to provide for settlement of claims from current and former non-permanent employees who were not informed of or were denied access to the government’s pension plan.
15,000

Supplementary Estimates - March
Continued
$000s To Be Voted
Tourism, Parks, Culture and Sport - Vote 27
Recreation (TC09)
Saskatchewan Snowmobile Trail Management	160
Culture (TC03)
Film Employment Tax Credit	2,500
Community Initiatives Fund (TC06)
Community Initiatives Fund	2,322

   Additional funding was provided by Special Warrant for increased payments to the Saskatchewan Snowmobile
   Fund as a result of increased snowmobile registrations. Saskatchewan Government Insurance reimburses the
   General Revenue Fund for revenue collected from the snowmobile registrations.

   Additional funding is required for increased applications under the Film Employment Tax Credit program and for additional payments to the Community Initiatives Fund in accordance with agreements in distributing gaming proceeds.

4,982
Legislative Branch of Government
Children’s Advocate - Vote 76
Children’s Advocate (CA01)
Children's Advocate Operations	200
Additional funding was provided by Special Warrant for severance related costs for a former employee.
200
Lending and Investing Activities
Agriculture - Vote 146
Loans for the Short-Term Hog Loan Program 2008 (AG07)
Loans for the Short-Term Hog Loan Program 2008	27,175
Additional non-budgetary funding was provided by Special Warrant for loans under the Short-Term Hog Loan Program 2008.
27,175
Summary
Budgetary Expenditure
Amount Provided by Special Warrant	24,470
Additional Funding Required	117,550
Budgetary Expenditure - To Be Voted	142,020
Lending and Investing Activities - To Be Voted	27,175

Supplementary Estimates - March
Continued
$000s To Be Voted
Amortization
Capital assets require an appropriation in the fiscal year they are acquired. These assets are not expensed upon acquisition. Under accrual accounting, capital assets are charged as an expense over their useful service life as they are consumed. The consumption of capital assets is referred to as amortization and does not require an appropriation. Loss on disposition of assets and change in inventory valuation is also treated as amortization.

Amortization of Capital Assets

Energy and Resources	(227)
Finance	(102)
Health	383
Highways and Infrastructure	(3,800)
Amortization is a non-voted, non-cash expense and is presented for information purposes only.	(3,746)
The amortization expense is changed due to a revised estimate and a change in classifying capital, replacement of hardware and information technology systems, and a revised valuation on aggregate inventory.

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